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                                                                Exhibit No. 6(e)

                           EXCLUSIVE DEALER AGREEMENT
                 CLASS A SHARES OF PAINEWEBBER SECURITIES TRUST

        AGREEMENT made as of January 28, 1993, between Mitchell Hutchins Asset Management Inc. ("Mitchell Hutchins"), a Delaware corporation, and PaineWebber Incorporated ("PaineWebber"), a Delaware corporation.

        WHEREAS PaineWebber Securities Trust ("Fund") is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company; and

        WHEREAS the Fund has a single distinct series of shares of beneficial interest ("Series"), which corresponds to a distinct portfolio and has been designated as the PaineWebber Small Cap Value Fund; and

        WHEREAS the Fund's board of trustees ("Board") has established an unlimited number of shares of beneficial interest of the above-referenced Series as Class A shares ("Class A Shares") and has adopted a Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act ("Plan") with respect to the Class A Shares of the above-referenced Series and of such other Series as may hereafter be designated by the Board and have Class A Shares established; and

        WHEREAS Mitchell Hutchins has entered into a Distribution Contract with the Fund ("Distribution Contract") pursuant to which Mitchell Hutchins serves as principal distributor in connection with the offering and sale of the Class A Shares of each such Series; and

        WHEREAS Mitchell Hutchins desires to retain PaineWebber as its exclusive agent in connection with the offering and sale of the Class A Shares of each Series and to delegate to PaineWebber performance of certain of the services which Mitchell Hutchins provides to the Fund under the Distribution Contract; and

        WHEREAS PaineWebber is willing to act as Mitchell Hutchins' exclusive agent in connection with the offering and sale of such Class A Shares and to perform such services on the terms and conditions hereinafter set forth;

        NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, Mitchell Hutchins and PaineWebber agree as follows:

        1. Appointment. Mitchell Hutchins hereby appoints PaineWebber as its exclusive agent to sell and to arrange for the sale of the Class A Shares on the terms and for the period set forth in this Agreement. Mitchell Hutchins also appoints PaineWebber as its agent for the performance of certain other services set forth herein which Mitchell Hutchins provides to the Fund under the Distribution Contract. PaineWebber hereby accepts such appointments and agrees to act hereunder. It is understood, however, that these appointments do not preclude sales





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of Class A Shares directly through the Fund's transfer agent in the manner set forth in the Registration Statement. As used in this Contract, the term "Registration Statement" shall mean the currently effective Registration Statement of the Fund, and any supplements thereto, under the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act.

        2. Services, Duties and Representations of PaineWebber.

        (a) PaineWebber agrees to sell the Class A Shares on a best efforts basis from time to time during the term of this Agreement as agent for Mitchell Hutchins and upon the terms described in this Agreement and the Registration Statement.

        (b) Upon the later of the date of this Agreement or the initial offering of Class A Shares by a Series to the public, PaineWebber will hold itself available to receive orders, satisfactory to PaineWebber and Mitchell Hutchins, for the purchase of Class A Shares and will accept such orders on behalf of Mitchell Hutchins and the Fund as of the time of receipt of such orders and will promptly transmit such orders as are accepted to the Fund's transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

        (c) PaineWebber in its discretion may sell Class A Shares to (i) its correspondent firms and customers of such firms and (ii) such other registered and qualified retail dealers as it may select, subject to the approval of Mitchell Hutchins. In making agreements with such dealers, PaineWebber shall act only as principal and not as agent for Mitchell Hutchins or the Fund.

        (d) The offering price of the Class A Shares of each Series shall be the net asset value per Share as next determined by the Fund following receipt of an order at PaineWebber's principal office, plus the applicable initial sales charge, if any, as set forth in the Registration Statement. Mitchell Hutchins shall promptly furnish or arrange for the furnishing to PaineWebber of a statement of each computation of net asset value.

        (e) PaineWebber shall not be obligated to sell any certain number of Class A Shares.

        (f) To facilitate redemption of Class A Shares by shareholders directly or through dealers, PaineWebber is authorized but not required on behalf of Mitchell Hutchins and the Fund to repurchase Class A Shares presented to it by shareholders, its correspondent firms and other dealers at the price determined in accordance with, and in the manner set forth in, the Registration Statement. Such price shall reflect the subtraction of the applicable contingent deferred sales charge, if any, computed in accordance with and in the manner set forth in the Registration Statement.

        (g) PaineWebber represents and warrants that: (i) it is a member in good standing of the National Association of Securities Dealers, Inc. and agrees to abide by the Rules of Fair Practice of such Association; (ii) it is registered as a broker-dealer with the Securities and Exchange Commission; (iii) it will maintain any filings and licenses required by federal and state


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laws to conduct the business contemplated under this Agreement; and (iv) it will comply with all federal and state laws and regulations applicable to the offer and sale of the Class A Shares.

        (h) PaineWebber shall not incur any debts or obligations on behalf of Mitchell Hutchins or the Fund. PaineWebber shall bear all costs that it incurs in selling the Class A Shares and in complying with the terms and conditions of this Agreement as more specifically set forth in paragraph 8.

        (i) PaineWebber shall not permit any employee or agent to offer or sell Class A Shares to the public unless such person is duly licensed under applicable federal and state laws and regulations.

        (j) PaineWebber shall not (i) furnish any information or make any representations concerning the Class A Shares other than those contained in the Registration Statement or in sales literature or advertising that has been prepared or approved by Mitchell Hutchins as provided in paragraph 6 or (ii) offer or sell the Class A Shares in jurisdictions in which they have not been approved for offer and sale.

        3.Services Not Exclusive. The services furnished by PaineWebber hereunder are not to be deemed exclusive and PaineWebber shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of PaineWebber who may also be a director, trustee, officer or employee of Mitchell Hutchins or the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature.

        4.Compensation.

        (a) As compensation for providing services under this Agreement:

            (1) PaineWebber shall retain that portion of the offering price constituting the Discount to Selected Dealers ("Discount"), if any, set forth in the Registration Statement of Class A Shares sold with an initial sales charge under this Agreement. PaineWebber is authorized to collect the gross proceeds derived from the sale of such Class A Shares; remit the net asset value thereof to the Trust's Transfer Agent; remit to Mitchell Hutchins the difference between the offering price of the Class A Shares and the applicable Discount; and retain said Discount. Whether the offering price of the Class A Shares includes any initial sales charge out of which a Discount may be retained by PaineWebber shall be determined in accordance with the Registration Statement.

            (2) Mitchell Hutchins shall pay to PaineWebber such commissions for sales of the Class A Shares by PaineWebber employees, correspondent firms and other dealers as Mitchell Hutchins and PaineWebber may from time to time agree upon, such agreement to be evidenced in a writing signed by both parties. Mitchell Hutchins' obligation to pay such compensation to PaineWebber is not contingent upon receipt by Mitchell Hutchins of any compensation from the Fund or Series. Mitchell Hutchins shall advise the Board of any such


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agreement as to compensation to be paid by Mitchell Hutchins to PaineWebber at their first regular meeting held after such agreement but shall not be required to obtain prior approval for such agreements from the Board.

            (3) Mitchell Hutchins shall pay to PaineWebber (i) on-going annual service fees ("trail commissions") with respect to Class A Shares maintained in shareholder accounts serviced by PaineWebber employees, correspondent firms and other dealers, and (ii) other compensation as Mitchell Hutchins and PaineWebber may from time to time agree upon, such agreement to be evidenced in a writing signed by both parties. Mitchell Hutchins' obligation to pay such compensation to PaineWebber is not contingent upon receipt by Mitchell Hutchins of any compensation from the Fund or Series. Mitchell Hutchins shall advise the Board of any such agreement as to compensation to be paid by Mitchell Hutchins to PaineWebber at their first regular meeting held after such agreement but shall not be required to obtain prior approval for such agreements from the Board.

         (b) PaineWebber may reallow all or any part of the Discount retained by it, commissions, trail commissions or other compensation which it is paid under this Agreement to its correspondent firms or other dealers, in such amounts as PaineWebber may from time to time determine.

         5. Duties of Mitchell Hutchins.

         (a) It is understood that the Fund reserves the right at any time to withdraw all offerings of Class A Shares of any or all Series by written notice to Mitchell Hutchins.

         (b) Mitchell Hutchins shall keep PaineWebber fully informed of the Fund's affairs and shall make available to PaineWebber copies of all information, financial statements and other papers which PaineWebber may reasonably request for use in connection with the distribution of Class A Shares, including, without limitation, certified copies of any financial statements prepared for the Fund by its independent public accountant and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of any Series as PaineWebber may request, and Mitchell Hutchins shall cooperate fully in the efforts of PaineWebber to sell and arrange for the sale of the Class A Shares and in the performance of PaineWebber under this Agreement.

         (c) Mitchell Hutchins shall comply with all state and federal laws and regulations applicable to a distributor of the Class A Shares.

         6. Advertising. Mitchell Hutchins agrees to make available such sales and advertising materials relating to the Class A Shares as Mitchell Hutchins in its discretion determines appropriate. PaineWebber agrees to submit all sales and advertising materials developed by it relating to the Class A Shares to Mitchell Hutchins for approval. PaineWebber agrees not to publish or distribute such materials to the public without first receiving such approval in writing. Mitchell Hutchins shall assist PaineWebber in obtaining any regulatory approvals of such materials that may be required of or desired by PaineWebber.


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         7. Records. PaineWebber agrees to maintain all records required by applicable state and federal laws and regulations relating to the offer and sale of the Class A Shares. Mitchell Hutchins and its representatives shall have access to such records during normal business hours for review or copying.

         8. Expenses of PaineWebber. PaineWebber shall bear all costs and expenses of (i) preparing, printing, and distributing any materials not prepared by the Fund or Mitchell Hutchins and other materials used by PaineWebber in connection with its offering of Class A Shares for sale to the public; (ii) any expenses of advertising incurred by PaineWebber in connection with such offering; (iii) the expenses of registration or qualification of PaineWebber as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification; and (iv) all compensation paid to PaineWebber's Investment Executives or other employees and others for selling Class A Shares, and all expenses of PaineWebber, its Investment Executives and employees and others who engage in or support the sale of Class A Shares as may be incurred in connection with their sales efforts. PaineWebber shall bear such additional costs and expenses as it and Mitchell Hutchins may agree upon, such agreement to be evidenced in a writing signed by both parties. Mitchell Hutchins shall advise the Board of any such agreement as to additional costs and expenses borne by PaineWebber at their first regular meeting held after such agreement but shall not be required to obtain prior approval for such agreements from the Board.

         9. Indemnification.

         (a) Mitchell Hutchins agrees to indemnify, defend, and hold PaineWebber, its officers and directors, and any person who controls PaineWebber within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which PaineWebber, its officers, directors, or any such controlling person may incur under the 1933 Act, under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement; arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement thereof or necessary to make the statements in the Registration Statement thereof not misleading; or arising out of any sales or advertising materials with respect to the Class A Shares provided by Mitchell Hutchins to PaineWebber. However, this indemnity agreement shall not apply to any claims, demands, liabilities, or expenses that arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by PaineWebber to Mitchell Hutchins or the Fund for use in the Registration Statement or in any sales or advertising material; and further provided, that in no event shall anything contained herein be so construed as to protect PaineWebber against any liability to Mitchell Hutchins or the Fund or to the shareholders of any Series to which PaineWebber would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement.


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         (b) PaineWebber agrees to indemnify, defend, and hold Mitchell Hutchins and its officers and directors, the Fund, its officers and trustees, and any person who controls Mitchell Hutchins or the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Mitchell Hutchins or its officers or directors or the Fund, its officers or trustees, or any such controlling person may incur under the 1933 Act, under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by PaineWebber to Mitchell Hutchins or the Fund for use in the Registration Statement; arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or necessary to make such information not misleading; or arising out of any agreement between PaineWebber and a correspondent firm or any other retail dealer; or arising out of any sales or advertising material used by PaineWebber in connection with its duties under this Agreement.

         10. Duration and Termination.

         (a) This Agreement shall become effective upon the date written above, provided that, with respect to any Series, this Agreement shall not take effect unless such action has first been approved by vote of a majority of the Board and by vote of a majority of those trustees of the Fund who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto (all such trustees collectively being referred to herein as the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on such action.

         b Unless sooner terminated as provided herein, this Agreement shall continue in effect for one year from the above written date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or with respect to any given Series by vote of a majority of the outstanding voting securities of the Class A Shares of such Series.

         (c) Notwithstanding the foregoing, with respect to any Series this Agreement may be terminated at any time, without the payment of any penalty, by either party, upon the giving of 30 days' written notice. Such notice shall be deemed to have been given on the date it is received in writing by the other party or any officer thereof. This Agreement may also be terminated at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of the Class A Shares of such Series on 30 days' written notice to Mitchell Hutchins and PaineWebber.

         (d) Termination of this Agreement with respect to any given Series shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Series. This Agreement will automatically terminate in the event of its assignment or in the event that the Distribution Contract is terminated.


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         (e) Notwithstanding the foregoing, Mitchell Hutchins may terminate this
Agreement without penalty, such termination to be effective upon the giving of written notice to PaineWebber in the event that the Plan is terminated or is amended to reduce the compensation payable to Mitchell Hutchins thereunder or in the event that the Registration Statement is amended so as to reduce the amount of compensation payable to Mitchell Hutchins under the Distribution Contract, provided that Mitchell Hutchins gives notice of termination pursuant to this provision within 90 days of such amendment or termination of the Plan or amendment of the Registration Statement.

         11. Amendment of this Agreement. No provision of this Agreement may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         12. Use of PaineWebber Name. PaineWebber hereby authorizes Mitchell Hutchins to use the name "PaineWebber Incorporated" or any name derived therefrom in any sales or advertising materials prepared and/or used by Mitchell Hutchins in connection with its duties as distributor of the Class A Shares, but only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of PaineWebber.

         13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

         14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act.


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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first written above.

                                               MITCHELL HUTCHINS ASSET
                                                 MANAGEMENT INC.

        Attest: /s/Teresa M. Boyle             By: /s/Dianne E. O'Donnell
               -----------------------            -----------------------------
                   Teresa M. Boyle                    Dianne E. O'Donnell
                                                      First Vice President

                                               PAINEWEBBER INCORPORATED

        Attest: /s/Teresa M. Boyle             By: /s/Steven M. Joenk
               -----------------------            -----------------------------
                   Teresa M. Boyle                    Steven M. Joenk
                                                      Corporate Vice President